Chanticleer Holdings Extends Rights Offering to 4:00 PM Eastern Time on Friday, June 28, 2019

CHARLOTTE, N.C., June 25, 2019 (GLOBE NEWSWIRE) — Chanticleer Holdings, Inc. (NASDAQ:BURG) (“Chanticleer” or the “Company”), owner, operator, and franchisor of multiple nationally recognized restaurant brands today announced that it the Company has extended the expiration time of its Rights Offering to 4:00 PM Eastern Time on June 28, 2019 to provide additional time to accommodate shareholder orders and delays in processing.

Chairman and CEO of Chanticleer Holdings, Mike Pruitt, stated, “We are very pleased with the support from our existing shareholders and we’d like to thank the many investors who’ve participated and supported our Company. We’ve heard from a number of shareholders and selected dealers that, despite their interest in participating, they require a few extra days to facilitate their orders. Given the interest in the offering and requests for additional time over the last few trading days, we have chosen to extend it through June 28, 2019 to allow additional time to complete the processing of subscriptions from shareholders of record.”

The Company has engaged Chardan Capital Markets and Oak Ridge Financial as the dealer-managers for the rights offering.

The rights offering is being made pursuant to Chanticleer’s effective registration statement on Form S-1 (Reg. No. 333-230857) on file with the U.S. Securities and Exchange Commission (the “SEC”). This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities. The offering can be made only by a final prospectus. Investors should consider investment objectives, risks, charges, and expenses carefully before investing. The prospectus included in the registration statement contains this and additional information about Chanticleer and the rights offering, and rights holders should carefully read the prospectus before exercising their rights and investing.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings owns, operates, and franchises fast, casual, and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh, and Hooters. For more information, please visit: www.chanticleerholdings.com.

Forward-Looking Statements:

Some portions of this press release, particularly those describing Chanticleer’s goals and strategies, contain ‘forward-looking statements.’ These forward-looking statements can generally be identified as such because the context of the statement will include words, such as ‘expects,’ ‘should,’ ‘believes,’ ‘anticipates’ or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Chanticleer is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include conditions and servicing of current debt obligations, maintaining and protecting brand recognition, the need for significant capital, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Chanticleer, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Chanticleer that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K, Form 10-Q and Form S-1, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Chanticleer undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact Information:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com